UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
OXFORD INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BOARD OF DIRECTORS AMENDS
OXFORD INDUSTRIES, INC. LONG-TERM STOCK INCENTIVE PLAN
TO REDUCE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED
Subsequent to the distribution to the shareholders of Oxford Industries, Inc. (the “Company”) of the proxy statement for the Company’s 2006 annual meeting of shareholders, the Company received feedback from Institutional Shareholder Services (“ISS”) regarding the Oxford Industries, Inc. Long-Term Stock Incentive Plan (the “Plan”). As a result, effective September 26, 2006, the Board of Directors of the Company approved an amendment to the Oxford Industries, Inc. Long-Term Stock Incentive Plan (the “September Amendment”) which has the effect of limiting to an aggregate of 1,000,000 shares (including shares previously granted under the Plan) the number of shares of common stock that could be transferred to Plan participants over the life of the Plan.
The September Amendment does not require shareholder approval and is effective regardless of whether the Company’s shareholders approve Proposal #2 included in the Company’s proxy statement for its 2006 annual meeting of shareholders (“Proposal #2”). Proposal #2, which is subject to shareholder approval, would increase by an aggregate of 500,000 shares the Plan’s limit on the number of shares of common stock that could be transferred over the life of the Plan to Plan participants (i) free of a substantial risk of forfeiture in connection with grants of restricted shares under the Plan or (ii) in satisfaction of restricted share units awarded under the Plan. Accordingly, the September Amendment does not have any effect on Proposal #2.
The September Amendment is attached as Exhibit 99.1 to the Current Report on Form 8-K being filed by the Company on September 28, 2006 with the U.S. Securities and Exchange Commission (the “SEC”). Shareholders may obtain, free of charge, a copy of such Current Report on Form 8-K and September Amendment at the SEC’s website, www.sec.gov.
If any shareholder has already returned his or her properly executed proxy card for the Company’s 2006 annual meeting of shareholders and would like to revoke or change his or her vote, such shareholder may do so by (1) delivering a written notice of revocation to the Secretary of the Company (at Office of the Secretary, Oxford Industries, Inc., 222 Piedmont Ave., N.E., Atlanta, Georgia 30308), dated later than the proxy being revoked, before the vote is taken at the annual meeting, (2) properly executing and delivering a later dated proxy before the vote is taken at the annual meeting, or (3) voting in person at the annual meeting (a shareholder’s attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).
If any shareholder would like a new proxy or has any questions, such shareholder should contact the Secretary of the Company at Office of the Secretary, Oxford Industries, Inc., 222 Piedmont Ave., N.E., Atlanta, Georgia 30308 or at (404) 659-2424.